Exhibit 4.1.6

      SIXTH SUPPLEMENTAL INDENTURE ("Sixth Supplemental Indenture"), dated as of June 25, 2004, among Phibro Animal Health Corporation, a New York corporation (f/k/a Philipp Brothers Chemicals, Inc.) (the "Company"), each of the Guarantors named herein (including each Guarantor whose guarantee is confirmed by, or becomes effective pursuant to, this Sixth Supplemental Indenture), as guarantors, and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as Trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

      WHEREAS, pursuant to a certain Indenture, dated as of June 11, 1998, among the Company, the Guarantors named therein and the Trustee (as amended and as otherwise in effect on the date hereof, the "Indenture"), the Company issued its 9 7/8% Senior Subordinated Notes due 2008, Series A and Series B (the "Notes"); and

      WHEREAS, in accordance with the Indenture, the Company has obtained the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to certain amendments (the "Amendments") to the Indenture as set forth in this Sixth Supplemental Indenture;

      WHEREAS, pursuant to Sections 9.02 and 12.16 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee, together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, are authorized to amend or supplement the Indenture as set forth in this Sixth Supplemental Indenture;

      WHEREAS, the Company, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this Sixth Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

      NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Notes as follows:

      Section 1. The Indenture is hereby amended as set forth below in this
Section 1:

            (a) Section 6.01(iii). Section 6.01(iii) of the Indenture is further amended by adding after the words "Odda Smeltaverk SA" and before the semicolon the following: ", and further provided that if the inclusion of LC Holdings SA and La Cornubia SA in any such covenant, agreement or warranty in the term `Restricted Subsidiary' would result in such failure, then the term `Restricted Subsidiary' shall exclude L.C. Holdings SA and La Cornubia SA".

            (b) Section 6.01(iv). Section 6.01(iv) of the Indenture is further amended by adding the words "and also other than LC Holdings SA and La Cornubia SA" following

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      the   words "Odda Smeltaverk SA" appearing therein.

            (c) Section 6.01(v). Section 6.01(v) of the Indenture is amended by adding the words "and also other than LC Holdings SA and La Cornubia SA" following the words "Odda Smeltaverk SA" appearing therein.

      Section 2. The Company and the Guarantors agree that the Trustee is permitted, and each of them hereby authorizes the Trustee, to place a notation about this Sixth Supplemental Indenture on the Notes in accordance with the provisions of Section 9.05 of the Indenture.

      Section 3. The Trustee accepts this Sixth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

      Section 4. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Sixth Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this Sixth Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

      Section 5. The recitals contained in this Sixth Supplemental Indenture shall be taken as the statements made solely by the Company and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of (i) the validity or sufficiency of this Sixth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

      Section 6. This Sixth Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors and the Trustee.

      Section 7. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      Section 8. This Sixth Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto

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and hereto were upon the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.

                                          PHIBRO ANIMAL HEALTH CORPORATION,
                                          a New York corporation

                                          By:    /s/ Jack C. Bendhiem
                                          --------------------------------------
                                          Name:  Jack C. Bendheim
                                          Title: President

                                          CP CHEMICALS, INC.,
                                          a New Jersey corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

                                          PRINCE AGRIPRODUCTS, INC.,
                                          a Delaware corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

                                          PHIBROCHEM, INC.,
                                          a New Jersey corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

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                                          PHIBRO CHEMICALS, INC.,
                                          a New York corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

                                          WESTERN MAGNESIUM CORP.,
                                          a California corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

                                          PHIBRO ANIMAL HEALTH HOLDINGS, INC.,
                                          a Delaware corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

                                          PHIBRO ANIMAL HEALTH U.S., INC.,
                                          a Delaware corporation, as Guarantor

                                          By:    /s/ David C. Storbeck
                                          --------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Chief Financial Officer

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                                          JPMORGAN CHASE BANK, as Trustee

                                          By:    /s/ Diane M. Welsh
                                          --------------------------------------
                                          Name:  Diane M. Welsh
                                          Title: Authorized Officer